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                                                                     Exhibit 4.2

                               MONY Holdings, LLC

                Floating Rate Insured Notes due January 21, 2017



                   Exchange and Registration Rights Agreement

                                               April 30, 2002
Goldman, Sachs & Co.,
Credit Suisse First Boston Corporation,
Salomon Smith Barney Inc.,
JP Morgan Securities Inc.,
Advest, Inc.,
Fleet Securities, Inc.

c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

         MONY Holdings, LLC, a Delaware limited liability company (the "Company"), proposes to issue and sell to the Purchasers (as defined herein) upon the terms set forth in the Purchase Agreement (as defined herein) $300 million principal amount of its Floating Rate Insured Notes due January 21, 2017 (the "Notes"). As an inducement to the Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Purchasers thereunder, the Company and MONY Life Insurance Company, a New York stock life insurance corporation ("MONY Life"), agree with the Purchasers for the benefit of holders (as defined herein) from time to time of the Registrable Notes (as defined herein) as follows:

         1. Certain Definitions. For purposes of this Exchange and Registration Rights Agreement, the following terms shall have the following respective meanings:

         "Agreement" shall mean this Exchange and Registration Rights Agreement.

         "Base Interest" shall mean the interest that would otherwise accrue on the Notes under the terms thereof and the Indenture, without giving effect to the provisions of this Agreement.

         "Broker-dealer" shall mean any broker or dealer registered with the Commission under the Exchange Act.

         "Closing Date" shall mean the date on which the Notes are initially issued.

         "Commission" shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

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         "Effective Time," in the case of (i) an Exchange Registration, shall mean the time and date as of which the Commission declares the Exchange Registration Statement effective or as of which the Exchange Registration Statement otherwise becomes effective and (ii) a Shelf Registration, shall mean the time and date as of which the Commission declares the Shelf Registration Statement effective or as of which the Shelf Registration Statement otherwise becomes effective.

         "Electing Holder" shall mean any holder of Registrable Notes that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(d)(ii) or 3(d)(iii) hereof.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, or any successor thereto, as the same shall be amended from time to time.

         "Exchange Offer" shall have the meaning assigned thereto in Section 2(a) hereof.

         "Exchange Registration" shall have the meaning assigned thereto in
     Section 3(c) hereof.

         "Exchange Registration Statement" shall have the meaning assigned thereto in Section 2(a) hereof.

         "Exchange Notes" shall have the meaning assigned thereto in Section 2(a) hereof.

         "Holder" shall mean each of the Purchasers and other persons who acquire Registrable Notes from time to time (including any successors or assigns), in each case for so long as such person owns any Registrable Notes.

         "Indenture" shall mean the Indenture, dated as of April 30, 2002, among the Company, The MONY Group, Inc. (for the limited purposes set forth therein), Ambac Assurance Corporation and Bank One Trust Company, N.A., as Trustee, as the same shall be amended from time to time.

         "Notes" shall mean, collectively, the Floating Rate Insured Notes due January 21, 2017 of the Company to be issued and sold to the Purchasers, and securities issued in exchange therefor or in lieu thereof pursuant to the Indenture.

         "Notice and Questionnaire" means a Notice of Registration Statement and Selling Securityholder Questionnaire substantially in the form of Exhibit A hereto.

         "Person" shall mean a corporation, association, partnership, organization, business, individual, government or political subdivision thereof or governmental agency.

         "Purchase Agreement" shall mean the Purchase Agreement, dated as of April 24, 2002, between the Purchasers, the Company and MONY Life Insurance Company relating to the Notes.

         "Purchasers" shall mean the Purchasers named in Schedule I to the Purchase Agreement.

         "Registrable Notes" shall mean the Notes; provided, however, that a Note shall cease to be a Registrable Note when (i) in the circumstances contemplated by Section 2(a) hereof, the Note has been exchanged for an Exchange Note in an Exchange Offer as contemplated

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     in Section 2(a) hereof (provided that any Exchange Note that, pursuant to the last two sentences of Section 2(a), is included in a prospectus for use in connection with resales by broker-dealers shall be deemed to be a Registrable Note with respect to Sections 5, 6 and 9 until resale of such Registrable Note has been effected within the 180-day period referred to in
     Section 2(a)); (ii) in the circumstances contemplated by Section 2(b) hereof, a Shelf Registration Statement registering such Note under the Securities Act has been declared or becomes effective and such Note has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Shelf Registration Statement; (iii) such Note is sold pursuant to Rule 144 under circumstances in which any legend borne by such Security relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company or pursuant to the Indenture; (iv) such Security is eligible to be sold pursuant to paragraph (k) of Rule 144; or (v) such Security shall cease to be outstanding.

         "Registration Default" shall have the meaning assigned thereto in
     Section 2(c) hereof.

         "Registration Expenses" shall have the meaning assigned thereto in
     Section 4 hereof.

         "Resale Period" shall have the meaning assigned thereto in Section 2(a) hereof.

         "Restricted Holder" shall mean (i) a holder that is an affiliate of the Company within the meaning of Rule 405, (ii) a holder who acquires Exchange Notes outside the ordinary course of such holder's business, (iii) a holder who has arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing Exchange Notes and (iv) a holder that is a broker-dealer, but only with respect to Exchange Notes received by such broker-dealer pursuant to an Exchange Offer in exchange for Registrable Notes acquired by the broker-dealer directly from the Company.

         "Rule 144," "Rule 405" and "Rule 415" shall mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

         "Securities Act" shall mean the Securities Act of 1933, or any successor thereto, as the same shall be amended from time to time.

         "Shelf Registration" shall have the meaning assigned thereto in Section 2(b) hereof.

         "Shelf Registration Statement" shall have the meaning assigned thereto in Section 2(b) hereof.

         "Special Interest" shall have the meaning assigned thereto in Section 2(c) hereof.

         "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, or any successor thereto, and the rules, regulations and forms promulgated thereunder, all as the same shall be amended from time to time.

         Unless the context otherwise requires, any reference herein to a "Section" or "clause" refers to a Section or clause, as the case may be, of this Agreement, and the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision.

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             2.  Registration Under the Securities Act.

         (a) Except as set forth in Section 2(b) below, the Company agrees to file under the Securities Act, as soon as practicable, but no later than 90 days after the Closing Date, a registration statement relating to an offer to exchange (such registration statement, the "Exchange Registration Statement", and such offer, the "Exchange Offer") any and all of the Notes for a like aggregate principal amount of debt securities issued by the Company, which debt securities are substantially identical to the Notes (and are entitled to the benefits of a trust indenture which is substantially identical to the Indenture or is the Indenture and which has been qualified under the Trust Indenture Act), except that they have been registered pursuant to an effective registration statement under the Securities Act and do not contain provisions for the additional interest contemplated in Section 2(c) below (such new debt securities hereinafter called "Exchange Notes"). The Company and MONY Life agree to use their reasonable best efforts to cause the Exchange Registration Statement to become effective under the Securities Act as soon as practicable, but no later than 180 days after the Closing Date. The Exchange Offer will be registered under the Securities Act on the appropriate form and will comply with all applicable tender offer rules and regulations under the Exchange Act. The Company and MONY Life further agree to use their reasonable best efforts to commence and complete the Exchange Offer promptly, but no later than 45 days after such registration statement has become effective, hold the Exchange Offer open for at least 30 days and exchange Exchange Notes for all Registrable Notes that have been properly tendered and not withdrawn on or prior to the expiration of the Exchange Offer. The Exchange Offer will be deemed to have been "completed" only if the debt securities received by holders (other than Restricted Holders) in the Exchange Offer for Registrable Notes are, upon receipt, transferable by each such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the blue sky or securities laws of a substantial majority of the States of the United States of America. The Exchange Offer shall be deemed to have been completed upon the earlier to occur of (i) the Company having exchanged the Exchange Notes for all outstanding Registrable Notes pursuant to the Exchange Offer and (ii) the Company having exchanged, pursuant to the Exchange Offer, Exchange Notes for all Registrable Notes that have been properly tendered and not withdrawn before the expiration of the Exchange Offer, which shall be on a date that is at least 30 days following the commencement of the Exchange Offer. The Company and MONY Life agree (x) to include in the Exchange Registration Statement a prospectus for use in any resales by any holder of Exchange Notes that is a Broker-dealer (each, a "Broker-Dealer Holder") and
     (y) to keep such Exchange Registration Statement effective for a period (the "Resale Period") beginning when Exchange Notes are first issued in the Exchange Offer and ending upon the earlier of (1) the expiration of the 180th day after the Exchange Offer has been completed or (2) such time as such Broker-dealers no longer own any Registrable Notes. With respect to such Exchange Registration Statement, such holders shall have the benefit of the rights of indemnification and contribution set forth in Sections 6(a), (c), (d) and (e) hereof.

         (b) If (i) on or prior to the time the Exchange Offer is completed, existing Commission interpretations are changed such that the debt securities received by holders (other than Restricted Holders) in the Exchange Offer for Registrable Notes are not or would not be, upon receipt, transferable by each such holder without restriction under the Securities Act, (ii) the Exchange Offer has not been completed within 225 days following the Closing Date or (iii) the Exchange Offer is not available to any holder of the Notes (other than a Restricted Holder), the Company shall, in lieu of (or, in the case of clause (iii), in addition to)

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     conducting the Exchange Offer contemplated by Section 2(a), file under the
     Securities Act as soon as practicable, but no later than 30 days after the time such obligation to file arises, a "shelf" registration statement providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Notes, pursuant to Rule 415 or any similar rule that may be adopted by the Commission (such filing, the "Shelf Registration" and such registration statement, the "Shelf Registration Statement"). The Company and MONY Life agree to use their reasonable best efforts (x) to cause the Shelf Registration Statement to become or be declared effective no later than 120 days after such Shelf Registration Statement is filed and to keep such Shelf Registration Statement continuously effective for a period ending on the earlier of (1) the second anniversary of the Effective Time or (2) such time as there are no longer any Registrable Notes outstanding, provided, however, that no holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement or to use the prospectus forming a part thereof for resales of Registrable Notes unless such holder is an Electing Holder, and (y) after the Effective Time of the Shelf Registration Statement, promptly upon the request of any holder of Registrable Notes that is not then an Electing Holder, to take any action reasonably necessary to enable such holder to use the prospectus forming a part thereof for resales of Registrable Notes, including, without limitation, any action necessary to identify such holder as a selling securityholder in the Shelf Registration Statement, provided, however, that nothing in this Clause (y) shall relieve any such holder of the obligation to return a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(d)(iii) hereof. The Company and MONY Life further agree to supplement or make amendments to the Shelf Registration Statement, as and when required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or rules and regulations thereunder for shelf registration, and the Company and MONY Life agree to furnish to each Electing Holder copies of any such supplement or amendment prior to its being used or promptly following its filing with the Commission.

         (c) In the event that (i) the Company has not filed the Exchange Registration Statement or Shelf Registration Statement on or before the date on which such registration statement is required to be filed pursuant to Section 2(a) or 2(b), respectively, or (ii) such Exchange Registration Statement or Shelf Registration Statement has not become effective or been declared effective by the Commission on or before the date on which such registration statement is required to become or be declared effective pursuant to Section 2(a) or 2(b), respectively, or (iii) the Exchange Offer has not been completed within 60 days after the initial effective date of the Exchange Registration Statement relating to the Exchange Offer (if the Exchange Offer is then required to be made) or (iv) any Exchange Registration Statement or Shelf Registration Statement required by Section 2(a) or 2(b) hereof is filed and declared effective but shall thereafter either be withdrawn by the Company or shall become subject to an effective stop order issued pursuant to Section 8(d) of the Securities Act suspending the effectiveness of such registration statement (except as specifically permitted herein) without being succeeded immediately by an additional registration statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default" and each period during which a Registration Default has occurred and is continuing, a "Registration Default Period"), then, as liquidated damages for such Registration Default ("Liquidated Damages"), subject to the provisions of
     Section 9(b), in addition to the Base Interest, shall accrue at a per annum rate of 0.25% for the first 90 days of the Registration Default Period and at a per annum rate of 0.50% thereafter for the remaining portion of the Registration Default Period.

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     (d) The Company and MONY Life shall take all actions reasonably necessary or advisable to be taken by it to ensure that the transactions contemplated herein are effected as so contemplated.

     (e) Any reference herein to a registration statement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time and any reference herein to any post-effective amendment to a registration statement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time.

     3.  Registration Procedures.

         If the Company files a registration statement pursuant to Section 2(a) or Section 2(b), the following provisions shall apply:

     (a) At or before the Effective Time of the Exchange Offer or the Shelf Registration, as the case may be, the Company shall qualify the Indenture under the Trust Indenture Act of 1939.

     (b) In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

     (c) In connection with the Company's and MONY Life's obligations with respect to the registration of Exchange Notes as contemplated by Section 2(a) (the "Exchange Registration"), if applicable, the Company shall, as soon as practicable (or as otherwise specified):

              (i) prepare and file with the Commission, as soon as practicable but no later than 90 days after the Closing Date, an Exchange Registration Statement on any form which may be utilized by the Company and which shall permit the Exchange Offer and resales of Exchange Notes by Broker-dealers during the Resale Period to be effected as contemplated by Section 2(a), and use its reasonable best efforts to cause such Exchange Registration Statement to become effective as soon as practicable thereafter, but no later than 180 days after the Closing Date;

              (ii) prepare and file with the Commission such amendments and supplements to such Exchange Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Exchange Registration Statement for the periods and purposes contemplated in Section 2(a) hereof and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such Exchange Registration Statement, and promptly provide each Broker-dealer holding Exchange Notes with such number of copies of the prospectus included therein (as then amended or supplemented), in conformity in all material respects with the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder, as such Broker-dealer reasonably may request prior to the expiration of the Resale Period, for use in connection with resales of Exchange Notes;

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              (iii) promptly notify each Broker-dealer that has requested or received copies of the prospectus included in such registration statement, and confirm such advice in writing, (A) when such Exchange Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Exchange Registration Statement or any post-effective amendment, when the same has become effective, (B) of any comments by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto or any request by the Commission for amendments or supplements to such Exchange Registration Statement or prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Exchange Registration Statement or the initiation or threatening of any proceedings for that purpose, (D) if at any time the representations and warranties of the Company and MONY Life contemplated by Section 5 cease to be true and correct in all material respects, (E) of the receipt by the Company or MONY Life of any notification with respect to the suspension of the qualification of the Exchange Notes for sale in any jurisdiction or, if known to the Company or MONY Life, the initiation or threatening of any proceeding for such purpose, (F) at any time during the Resale Period when a prospectus is required to be delivered under the Securities Act, that such Exchange Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder, or (G) of the happening of any event or the existence of any fact prior to the end of the Resale Period that requires the Company to make changes in the Exchange Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment in order that the Exchange Registration Statement or the prospectus, prospectus amendment or supplement or post-effective amendment do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, prospectus amendment or supplement or post-effective amendment, in light of the circumstances under which they were made) not misleading;

              (iv)  in the event that the Company would be required, pursuant to
         Section 3(c)(iii)(F) above, to notify any Broker-Dealer Holders holding Exchange Notes, without delay prepare and furnish to each such holder a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of such Exchange Notes during the Resale Period, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

              (v) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such Exchange Registration Statement or any post-effective amendment thereto at the earliest practicable date;

              (vi) use best efforts to (A) register or qualify the Exchange Notes under the securities laws or blue sky laws of such jurisdictions as are contemplated by Section

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         2(a) no later than the commencement of the Exchange Offer, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions until the expiration of the Resale Period and (C) take any and all other actions as may be reasonably necessary or advisable to enable each Broker-Dealer Holder to consummate the disposition thereof in such jurisdictions; provided, however, that the Company shall not be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(c)(vi), (2) consent to general service of process in any such jurisdiction, (3) make any changes to its certificate of formation, limited liability company agreement, certificate of incorporation, as amended, or bylaws, as amended, or any agreement between it and its stockholders or (4) become subject to taxation in any jurisdiction;

              (vii) use reasonable best efforts to obtain the consent or approval of each governmental agency or authority, whether federal, state or local, which may be required to effect the Exchange Registration, the Exchange Offer and the offering and sale of Exchange Notes by Broker-Dealer Holders during the Resale Period;

              (viii) provide a CUSIP number for all Exchange Notes, not later than the applicable Effective Time; and

              (ix) comply with all applicable rules and regulations of the Commission, and make generally available to its securityholders as soon as practicable but no later than eighteen months after the effective date of such Exchange Registration Statement, an earning statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 thereunder).

     (d) In connection with the Company's and MONY Life's obligations with respect to the Shelf Registration, if applicable, the Company shall, as soon as practicable (or as otherwise specified):

              (i) prepare and file with the Commission, as soon as practicable but in any case within the time periods specified in
         Section 2(b), a Shelf Registration Statement on any form which may be utilized by the Company and which shall register all of the Registrable Notes for resale by the holders thereof in accordance with such method or methods of disposition as may be specified by such of the holders as, from time to time, may be Electing Holders and use its reasonable best efforts to cause such Shelf Registration Statement to become effective as soon as practicable but in any case within the time periods specified in Section 2(b);

              (ii) not less than 24 calendar days prior to the Effective Time of the Shelf Registration Statement, mail the Notice and Questionnaire to the holders of Registrable Notes; no holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement as of the Effective Time, and no holder shall be entitled to use the prospectus forming a part thereof for resales of Registrable Notes at any time, unless such holder has returned a completed and signed Notice and Questionnaire to the Company by the deadline for response set forth therein and the Company has received such response; provided, however, holders of Registrable Notes shall have at least 21 calendar days from the date on which the Notice and

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     Questionnaire is first mailed to such holders to return a completed and signed Notice and Questionnaire to the Company;

          (iii) after the Effective Time of the Shelf Registration Statement, upon the request of any holder of Registrable Notes that is not then an Electing Holder, promptly send a Notice and Questionnaire to such holder; provided that the Company shall not be required to take any action to name such holder as a selling securityholder in the Shelf Registration Statement or to enable such holder to use the prospectus forming a part thereof for resales of Registrable Notes until after the Company has received a completed and signed Notice and Questionnaire from such holder;

          (iv) prepare and file with the Commission such amendments and supplements to such Shelf Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Shelf Registration Statement for the period specified in Section 2(b) hereof and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such Shelf Registration Statement, and furnish to the Electing Holders copies of any such supplement or amendment simultaneously with or prior to its being used or filed with the Commission;

          (v) comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Notes covered by such Shelf Registration Statement in accordance with the intended methods of disposition by the Electing Holders provided for in such Shelf Registration Statement to the extent such compliance affects the ability of the Electing Holders to engage in the disposition of the Registrable Notes;

          (vi) provide (A) the Electing Holders, (B) the underwriters (which term, for purposes of this Agreement, shall include a person deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities
     Act), if any, thereof, (C) any sales or placement agent therefor, (D) counsel for any such underwriter or agent and (E) not more than one counsel for all the Electing Holders the opportunity to participate in the preparation of such Shelf Registration Statement, each prospectus included therein or filed with the Commission and each amendment or supplement thereto;

          (vii) for a reasonable period prior to the filing of such Shelf Registration Statement, and throughout the period specified in Section 2(b), make available at reasonable times at the Company's principal place of business or such other reasonable place for inspection by the persons referred to in Section 3(d)(vi) who shall certify to the Company that they have a current intention to sell the Registrable Notes pursuant to the Shelf Registration such material financial and other information and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary, in the judgment of the respective counsel referred to in such Section, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that each such party shall be required to agree in writing to maintain in confidence and not to disclose to any other person any information or records reasonably designated by

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     the Company as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such registration statement or otherwise), or (B) such person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Company prompt prior written notice of such requirement), or (C) such information is, in the reasonable judgment of the Company and the Electing Holders, required to be set forth in such Shelf Registration Statement or the prospectus included therein or in an amendment to such Shelf Registration Statement or an amendment or supplement to such prospectus in order that such Shelf Registration Statement, prospectus, amendment or supplement, as the case may be, complies in all material respects with respect to form with applicable requirements of the federal securities laws and the rules and regulations of the Commission and does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

          (viii) promptly notify each of the Electing Holders, any sales or placement agent therefor and any underwriter thereof (which notification may be made through any managing underwriter that is a representative of such underwriter for such purpose) and confirm such advice in writing, (A) when such Shelf Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Shelf Registration Statement or any post-effective amendment, when the same has become effective, (B) of any comments by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto or any request by the Commission for amendments or supplements to such Shelf Registration Statement or prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Shelf Registration Statement or, if known to the Company or MONY Life, the initiation or threatening of any proceedings for that purpose, (D) if at any time the representations and warranties of the Company contemplated by
     Section 3(d)(xvii) or Section 5 cease to be true and correct in all material respects, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Notes for sale in any jurisdiction or, if known to the Company or MONY Life, the initiation or threatening of any proceeding for such purpose, (F) if at any time when a prospectus is required to be delivered under the Securities Act, that such Shelf Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder; or (G) of the happening of any event or the existence of any fact prior to the end of the Resale Period that requires the Company to make changes in the Exchange Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment in order that the Exchange Registration Statement or the prospectus, prospectus amendment or supplement or post-effective amendment do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, prospectus amendment or supplement or post-effective amendment, in light of the circumstances under which they were made) not misleading;

                    (ix) use its reasonable best efforts to obtain the
             withdrawal of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto at the earliest practicable date;

                    (x) if requested by any managing underwriter or underwriters, any placement or sales agent or any Electing Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as is required by the applicable rules and regulations of the Commission and as such managing underwriter or underwriters, such agent or such Electing Holder reasonably specifies should be included therein relating to the terms of the sale of such Registrable Notes, including information with respect to the principal amount of Registrable Notes being sold by such Electing Holder or agent or to any underwriters, the name and description of such Electing Holder, agent or underwriter, the offering price of such Registrable Notes and any discount, commission or other compensation payable in respect thereof, the purchase price being paid therefor by such underwriters and with respect to any other terms of the offering of the Registrable Notes to be sold by such Electing Holder or agent or to such underwriters; and make all required filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

                    (xi) furnish to each Electing Holder, each placement or
             sales agent, if any, therefor, each underwriter, if any, thereof and the respective counsel referred to in Section 3(d)(vi) an executed copy (or, in the case of an Electing Holder, a conformed copy) of such Shelf Registration Statement, each such amendment and supplement thereto (in each case including all exhibits thereto (in the case of an Electing Holder of Registrable Notes, upon request) and documents incorporated by reference therein) and such number of copies of such Shelf Registration Statement (excluding exhibits thereto and documents incorporated by reference therein unless specifically so requested by such Electing Holder, agent or underwriter, as the case may be) and of the prospectus included in such Shelf Registration Statement (including each preliminary prospectus and any summary prospectus), in conformity in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder, and such other documents, as such Electing Holder, agent, if any, and underwriter, if any, may reasonably request in order to facilitate the offering and disposition of the Registrable Notes owned by such Electing Holder, offered or sold by such agent or underwritten by such underwriter and to permit such Electing Holder, agent and underwriter to satisfy the prospectus delivery requirements of the Securities Act; and the Company hereby consents to the use of such prospectus (including such preliminary and summary prospectus) and any amendment or supplement thereto by each such Electing Holder and by any such agent and underwriter, in each case in the form most recently provided to such person by the Company, in connection with the offering and sale of the Registrable Notes covered by the prospectus (including such preliminary and summary prospectus) or any supplement or amendment thereto;

                    (xii) use its reasonable best efforts to (A) register or qualify the Registrable Notes to be included in such Shelf Registration Statement under such securities laws or blue sky laws of such jurisdictions as any Electing Holder and each placement or sales agent, if any, therefor and underwriter, if any, thereof shall reasonably request, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions during the period the Shelf Registration is required to remain effective under Section 2(b) above and for so long as may be necessary to enable any such Electing Holder, agent or underwriter to complete its distribution of Notes pursuant to such Shelf Registration Statement and (C) take any and all other actions as may be reasonably necessary or advisable to enable each such Electing Holder, agent, if any, and underwriter, if any, to consummate the disposition in such jurisdictions of such Registrable Notes; provided, however, that the Company shall not be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(d)(xii), (2) consent to general service of process in any such jurisdiction or (3) make any changes to its certificate of formation, limited liability company agreement, certificate of incorporation, as amended, or bylaws, as amended, or any agreement between it and its stockholders or (4) become subject to taxation in any jurisdiction;

                    (xiii) use its reasonable best efforts to obtain the consent or approval of each governmental agency or authority, whether federal, state or local, which may be required to effect the Shelf Registration or the offering or sale in connection therewith or to enable the selling holder or holders to offer, or to consummate the disposition of, their Registrable Notes;

                    (xiv) unless any Registrable Notes shall be in book-entry only form, cooperate with the Electing Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates, if so required by any securities exchange upon which any Registrable Notes are listed, shall be penned, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders, and which certificates shall not bear any restrictive legends; and, in the case of an underwritten offering, enable such Registrable Notes to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of the Registrable Notes;

                    (xv) provide a CUSIP number for all Registrable Notes, not later than the applicable Effective Time;

                    (xvi) enter into such customary agreements (including if requested one or more underwriting agreements, engagement letters, agency agreements, "best efforts" underwriting agreements or similar agreements), as appropriate, including customary provisions relating to indemnification and contribution, and take such other actions in connection therewith as any Electing Holders aggregating at least 20% in aggregate principal amount of the Registrable Notes at the time outstanding shall request in order to reasonably expedite or facilitate the disposition of such Registrable Notes;

                    (xvii) whether or not an agreement of the type referred to in Section 3(d)(xvi) hereof is entered into and whether or not any portion of the offering contemplated by the Shelf Registration is an underwritten offering or is made through a placement or sales agent or any other entity, (A) make such representations and warranties to the Electing Holders and the placement or sales agent, if any, therefor and the underwriters, if any, thereof in form, substance and scope as are customarily made in connection with an offering of debt securities pursuant to any appropriate agreement or to a registration statement filed on the form applicable to the Shelf Registration; (B) obtain an opinion of counsel to the Company in customary form and covering such matters, of the type customarily covered by such an opinion, as the managing underwriters, if any, or as any Electing Holders of at least 25% in aggregate principal amount of the Registrable Notes at the time outstanding may reasonably request, addressed to such Electing Holder or Electing Holders and the placement or sales agent, if any, therefor and the underwriters, if any, thereof and dated the effective date of such Shelf Registration Statement (and if such Shelf Registration Statement contemplates an underwritten offering of a part or all of the Registrable Notes, dated the date of the closing under the underwriting agreement relating thereto) (it being agreed that the matters to be covered by such opinion shall include those matters covered in the opinions of counsel to the Company issued at the date of original issuance of the Notes and other opinions in customary form concerning registration of the Notes under the Securities Act, of the type customarily given for similar offerings of securities registered under the Securities
             Act); (C) obtain a "comfort" letter or letters from the independent certified public accountants of the Company addressed to the selling Electing Holders, the placement or sales agent, if any, therefor or the underwriters, if any, thereof, dated (i) the effective date of such Shelf Registration Statement and (ii) the effective date of any prospectus supplement to the prospectus included in such Shelf Registration Statement or post-effective amendment to such Shelf Registration Statement which includes unaudited or audited financial statements as of a date or for a period subsequent to that of the latest such statements included in such prospectus (and, if such Shelf Registration Statement contemplates an underwritten offering pursuant to any prospectus supplement to the prospectus included in such Shelf Registration Statement or post-effective amendment to such Shelf Registration Statement which includes unaudited or audited financial statements as of a date or for a period subsequent to that of the latest such statements included in such prospectus, dated the date of the closing under the underwriting agreement relating thereto), such letter or letters to be in customary form and covering such matters of the type customarily covered by letters of such type; (D) deliver such documents and certificates, including officers' certificates, as may be reasonably requested by any Electing Holders of at least 25% in aggregate principal amount of the Registrable Notes at the time outstanding or the placement or sales agent, if any, therefor and the managing underwriters, if any, thereof to evidence the accuracy of the representations and warranties made pursuant to clause (A) above or those contained in
             Section 5(a) hereof and the compliance in all material respects with or satisfaction in all material respects of any agreements or conditions contained in the underwriting agreement or other agreement entered into by the Company; and (E) undertake such obligations relating to expense reimbursement, indemnification and contribution as are provided in Section 6 hereof;

                    (xviii) notify in writing each holder of Registrable Notes of any proposal by the Company to amend or waive any provision of this Agreement pursuant to Section 9(h) hereof and of any amendment or waiver effected pursuant thereto, each of which notices shall contain the text of the amendment or waiver proposed or effected, as the case may be;

                    (xix) in the event that any Broker-dealer shall underwrite any Registrable Notes or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules (the "Conduct Rules") of the National Association of Securities Dealers, Inc. ("NASD") or any successor thereto, as amended from time to time) thereof, whether as a holder of such Registrable Notes or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, reasonably assist such Broker-dealer in complying with the requirements of such Conduct Rules, including by (A) if such Conduct Rules shall so require, engaging a "qualified independent underwriter" (as defined in such Conduct Rules) to participate in the preparation of the Shelf Registration Statement relating to such Registrable Notes, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Shelf Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Registrable Notes, (B) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 6 hereof (or to such other customary extent as may be requested by such underwriter), and (C) providing such information to such Broker-dealer as may be required in order for such Broker-dealer to comply with the requirements of the Conduct Rules; and

                    (xx) comply with all applicable rules and regulations of the Commission, and make generally available to its securityholders as soon as practicable but in any event not later than eighteen months after the effective date of such Shelf Registration Statement, an earning statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 thereunder).

         (e) In the event that the Company would be required, pursuant to
     Section 3(c)(iii)(F) or 3(d)(viii)(F) above, to notify the Electing Holders, the placement or sales agent, if any, therefor and the managing underwriters, if any, thereof, the Company shall, as soon as practicable, prepare and furnish to each of the Electing Holders, to each placement or sales agent, if any, and to each such underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registrable Notes, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. Each Electing Holder or Broker-Dealer Holder, as applicable, agrees that upon receipt of any notice from the Company pursuant to Section 3(c)(iii)(F) or 3(d)(viii)(F) hereof, such Electing Holder or Broker-Dealer Holder, as applicable, shall forthwith discontinue the disposition of Registrable Notes pursuant to the Shelf Registration Statement applicable to such Registrable Notes or Exchange Registration Statement, as applicable, until such Electing Holder or Broker-Dealer Holder, as applicable, shall have received copies of such amended or supplemented prospectus, and if so directed by the Company, such Electing Holder or Broker-Dealer Holder, as applicable, shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Electing Holder's or Broker-Dealer Holder's, as applicable, possession of the prospectus covering such Registrable Notes or Exchange Registration Statement, as applicable, at the time of receipt of such notice.

         (f) In the event of a Shelf Registration, in addition to the information required to be provided by each Electing Holder in its Notice Questionnaire, the Company may require such Electing Holder to furnish to the Company such additional information regarding such Electing Holder and such Electing Holder's intended method of distribution of Registrable Notes as may be required in order to comply with the Securities Act. Each such Electing Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Electing Holder to the Company or of the occurrence of any event in either case as a result of which any prospectus relating to such Shelf Registration contains or would contain an untrue statement of a material fact regarding such Electing Holder or such Electing Holder's intended method of disposition of such Registrable Notes or omits to state any material fact regarding such Electing Holder or such Electing Holder's intended method of disposition of such Registrable Notes required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Electing Holder or the disposition of such Registrable Notes, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

         (g) Until the expiration of two years after the Closing Date, the Company and MONY Life will and will not permit any of its "affiliates" (as defined in Rule 144) to, resell any of the Notes that have been reacquired by any of them except pursuant to an effective registration statement under the Securities Act.

         (h) Notwithstanding anything to the contrary in this Agreement, including without limitation, Sections 2 and 3 hereof, if outside counsel to the Company (which counsel shall be experienced in securities laws matters) has determined in good faith that (i) the filing of the Shelf Registration Statement or (ii) the compliance by the Company with its disclosure obligations in connection with the Shelf Registration Statement at any time or in connection with the Exchange Registration Statement during the Resale Period would require the disclosure of information that would be reasonably likely to materially adversely affect the ability of the Company or any of its affiliates to consummate a transaction significant to MONY Group and its subsidiaries, taken as a whole (whether or not a final decision has been made to undertake such transaction), or require disclosure of information the Company reasonably determines it cannot disclose at that time without material prejudice to it or its affiliates, then the Company (x) may delay the filing or the effectiveness of the Shelf Registration Statement (if not then filed or effective, as applicable) and (y) shall not be required to maintain the effectiveness of, or amend or supplement, the Shelf Registration Statement or the Exchange Registration Statement, for a period (a "Deferral Period") expiring not later than three business days after the earlier to occur of (A) the date on which such material information is disclosed to the public or ceases to be material or the Company is able to so comply with its disclosure obligations and commission requirements or (B) 90 days after the Company notifies the Purchasers and Electing Holders of such determination; provided that aggregate number of days in all Deferral Periods shall not exceed 90 during any 12-month period.

         (i) The Company will give prompt written notice, in the manner prescribed by Section 9(c) hereof, to each Purchaser and Electing Holder of each Deferral Period. Each holder, by his acceptance of any Registrable Notes, agrees that upon receipt of such notice of a Deferral Period (i) it will forthwith discontinue disposition of Registrable Notes pursuant to the Shelf Registration Statement or the Exchange Registration Statement, and
     (ii) it will not deliver any prospectus forming a part of the Shelf Registration Statement or the Exchange Registration Statement in connection with any sale of Registrable Notes, as applicable until such holder's receipt of copies of the supplemented or amended prospectus provided for in clause (e) above, or until it is advised in writing by the Company that the prospectus forming part of the Shelf Registration Statement or the Exchange Registration Statement may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus.

         (j) The Company and MONY Life will have no liability for failing to perform any obligations it may have pursuant to Sections 2 and 3 of this Agreement during any Deferral Period; provided that if pursuant to Section 2(c) hereof Liquidated Damages are accruing at the commencement of a Deferral Period or a Registration Default occurs during a Deferral Period, Liquidated Damages shall continue to accrue until the Registration Default giving rise to the accrual of Liquidated Damages shall have been cured.

         4.  Registration Expenses.

             The Company and MONY Life agree to bear and to pay or cause to be paid promptly all expenses incident to the Company's and MONY Life's performance of or compliance with this Agreement, including (a) all Commission and any NASD registration, filing and review fees and reasonable expenses including fees and disbursements of one counsel for the placement or sales agent or underwriters in connection with such registration, filing and review, (b) all reasonable fees and expenses in connection with the qualification of the Notes for offering and sale under the State securities and blue sky laws referred to in Section 3(d)(xii) hereof and determination of their eligibility for investment under the laws of such jurisdictions as any managing underwriters or the Electing Holders may designate, including any fees and disbursements of one counsel for the Electing Holders or underwriters in connection with such qualification and determination, (c) all expenses relating to the preparation, printing, production, distribution and reproduction of each registration statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the expenses of preparing the Notes for delivery and the expenses of printing or producing any underwriting agreements, agreements among underwriters, selling agreements and blue sky or legal investment memoranda and all other documents in connection with the offering, sale or delivery of Notes to be disposed of (including certificates representing the Notes), (d) messenger, telephone and delivery expenses relating to the offering, sale or delivery of Notes and the preparation of documents referred in clause (c) above, (e) fees and expenses of the Trustee under the Indenture, any agent of the Trustee and any counsel for the Trustee and of any collateral agent or custodian, (f) internal expenses (including all salaries and expenses of the Company's officers and employees performing legal or accounting duties), (g) fees, disbursements and expenses of counsel and independent certified public accountants of the Company and MONY Life (including the expenses of any opinions or "comfort" letters required by or incident to such performance and compliance), (h) fees, disbursements and expenses of any "qualified independent underwriter" engaged pursuant to Section 3(d)(xix) hereof, (i) reasonable fees, disbursements and expenses of one counsel for the Electing Holders retained in connection with a Shelf Registration, as selected by the Electing Holders of at least a majority in aggregate principal amount of the Registrable Notes held by Electing Holders (which counsel shall be reasonably satisfactory to the Company), (j) any fees charged by securities rating services for rating the Notes, and (k) fees, expenses and disbursements of any other persons, including special experts, retained by the Company in connection with such registration (collectively, the "Registration Expenses"). To the extent that any Registration Expenses are incurred, assumed or paid by any holder of Registrable Notes or any placement or sales agent therefor or underwriter thereof, the Company and MONY Life shall reimburse such person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of an invoice therefor. Notwithstanding the foregoing, the holders of the Registrable Notes being registered shall pay all agency fees and commissions and underwriting discounts and commissions attributable to the sale of such Registrable Notes and the fees and disbursements of any counsel or other advisors or experts retained by such holders (severally or jointly), other than the counsel and experts specifically referred to above.

          5.  Representations and Warranties.

              The Company and MONY Life represent and warrant to, and agree with, each Purchaser and each of the holders from time to time of Registrable Notes that:

          (a) Each registration statement covering Registrable Notes and each prospectus (including any preliminary or summary prospectus) contained therein or furnished pursuant to Section 3(d) or Section 3(c) hereof and any further amendments or supplements to any such registration statement or prospectus, when it becomes effective or is filed with the Commission, as the case may be, and, in the case of an underwritten offering of Registrable Notes, at the time of the closing under the underwriting agreement relating thereto, will conform in all material respects to the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when they were made; and at all times subsequent to the Effective Time when a prospectus would be required to be delivered under the Securities Act, other than from (i) such time as a notice has been given to holders of Registrable Notes pursuant to
     Section 3(d)(viii)(F) or Section 3(c)(iii)(F) hereof until (ii) such time as the Company furnishes an amended or supplemented prospectus pursuant to
     Section 3(e) or Section 3(c)(iv) hereof, each such registration statement, and each prospectus (including any summary prospectus) contained therein or furnished pursuant to Section 3(d) or Section 3(c) hereof, as then amended or supplemented, will conform in all material respects to the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a holder of Registrable Notes expressly for use therein.

          (b) Any documents incorporated by reference in any prospectus referred to in Section 5(a) hereof, when they become or became effective or are or were filed with the Commission, as the case may be, will conform or conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents will contain or contained an untrue statement of a material fact or will omit or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or MONY Life by a holder of Registrable Notes expressly for use therein.

          (c) The compliance by the Company and MONY with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement to which the Company or MONY Life and any of their respective significant subsidiaries (as such term is defined in Rule 1-02(w) of Regulation S-X of the Commission) of the Company is a party or by which the Company or any significant subsidiary of the Company is bound or to which any of the property or assets of the Company or any significant subsidiary of the Company is subject, nor will such action result in any violation of the provisions of the certificate of formation, or limited liability company agreement, of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any significant subsidiary of the Company or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Notes, qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities, insurance securities or blue sky laws in connection with the offering and distribution of the Notes; provided that the representations and warranties contained in this Section 5(c) will not apply to the extent that such conflict, default, violation, breach or lack of consent would not have a material adverse effect on the Company and its subsidiaries taken as a whole and not affect the validity, performance or consummation of the transactions contemplated by this Agreement.

          (d) This Agreement has been duly authorized, executed and delivered by the Company and MONY Life.

          6.  Indemnification.

          (a) Indemnification by the Company and MONY Life. The Company and MONY Life, jointly and severally, will indemnify and hold harmless each of the holders of Registrable Notes included in an Exchange Registration Statement, each of the Electing Holders of Registrable Notes included in a Shelf Registration Statement and each person who participates as a placement or sales agent or as an underwriter in any offering or sale of such Registrable Notes against any losses, claims, damages or liabilities, joint or several, to which such holder, agent or underwriter may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Exchange Registration Statement or Shelf Registration

     Statement, as the case may be, under which such Registrable Notes were registered under the Securities Act, or any preliminary, final or summary prospectus contained therein or furnished by the Company or MONY Life to any such holder, Electing Holder, agent or underwriter, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such holder, such Electing Holder, such agent and such underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and MONY Life shall not be liable to any such person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary, final or summary prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company or MONY Life by such person expressly for use therein.

          (b) Indemnification by the Holders and any Agents and Underwriters. The Company and MONY Life may require, as a condition to including any Registrable Notes in any registration statement filed pursuant to Section 2(b) hereof and to entering into any underwriting agreement with respect thereto, that the Company or MONY Life shall have received an agreement reasonably satisfactory to it from the Electing Holder of such Registrable Notes and from each underwriter named in any such underwriting agreement, severally and not jointly, to (i) indemnify and hold harmless the Company and MONY Life, and all other holders of Registrable Notes, against any losses, claims, damages or liabilities to which the Company, MONY Life or such other holders of Registrable Notes may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement, or any preliminary, final or summary prospectus contained therein or furnished by the Company or MONY Life to any such Electing Holder, agent or underwriter, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or MONY Life by such Electing Holder or underwriter expressly for use therein, and (ii) reimburse the Company or MONY Life for any legal or other expenses reasonably incurred by the Company or MONY Life in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that no such Electing Holder shall be required to undertake liability to any person under this Section 6(b) for any amounts in excess of the dollar amount of the proceeds to be received by such Electing Holder from the sale of such Electing Holder's Registrable Notes pursuant to such registration.

          (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party under subsection (a) or (b) above of written notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of or contemplated by this Section 6, notify such indemnifying party in writing of the commencement of such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under the indemnification provisions of or contemplated by Section 6(a) or 6(b) hereof. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party (which shall not be unreasonably withheld or delayed), be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Contribution. If for any reason the indemnification provisions contemplated by Section 6(a) or Section 6(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were determined by pro rata allocation (even if the holders or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no holder shall be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by such holder from the sale of any Registrable Notes (after deducting any fees, discounts and commissions applicable thereto) exceeds the amount of any damages which such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The holders' and any underwriters' obligations in this
     Section 6(d) to contribute shall be several in proportion to the principal amount of Registrable Notes registered or underwritten, as the case may be, by them and not joint.

         (e) The obligations of the Company and MONY Life under this Section 6 shall be in addition to any liability which the Company or MONY Life may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and partner of each holder, agent and underwriter and each person, if any, who controls any holder, agent or underwriter within the meaning of the Securities Act; and the obligations of the holders and any agents or underwriters contemplated by this Section 6 shall be in addition to any liability which the respective holder, agent or underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and MONY Life and each person who controls the Company or MONY Life.

         7.  Underwritten Offerings.

         (a) Selection of Underwriters. If any of the Registrable Notes covered by the Shelf Registration are to be sold pursuant to an underwritten offering, the managing underwriter or underwriters thereof shall be designated by Electing Holders holding at least a majority in aggregate principal amount of the Registrable Notes to be included in such offering, provided that such designated managing underwriter or underwriters is or are reasonably acceptable to the Company.

         (b) Participation by Holders. Each holder of Registrable Notes hereby agrees with each other such holder that no such holder may participate in any underwritten offering hereunder unless such holder (i) agrees to sell such holder's Registrable Notes on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         8.  Rule 144.

             The Company and MONY Life covenant to the holders of Registrable Notes that to the extent it shall be required to do so under the Exchange Act, the Company shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Section 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder, and shall take such further action as any holder of Registrable Notes may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Notes without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Notes in connection with that holder's sale pursuant to Rule 144, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.

         9.  Miscellaneous.

         (a) No Inconsistent Agreements. The Company represents, warrants, covenants and agrees that it has not granted, and shall not grant, registration rights with respect to Registrable Notes or any other securities which would be inconsistent with the terms contained in this Agreement.

         (b) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if the Company or MONY Life fails to perform any of their obligations hereunder and that the Purchasers and the holders from time to time of the Registrable Notes may be irreparably harmed by any such failure, and accordingly agree that the Purchasers and such holders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of the Company or MONY Life under this Agreement in accordance with the terms and conditions of this Agreement.

         (c) Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally or by courier, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows: If to the Company, to it at 1740 Broadway, New York, New York 10019; attn:
     General Counsel of MONY Life, copy to Dewey Ballantine LLP, attn: Jonathan
     L. Freedman, and if to a holder, to the address of such holder set forth in the security register or other records of the Company, or to such other address as the Company or any such holder may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         (d) Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and the holders from time to time of the Registrable Notes and the respective successors and assigns of the parties hereto and such holders. In the event that any transferee of any holder of Registrable Notes shall acquire Registrable Notes, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a beneficiary hereof for all purposes and such Registrable Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Notes such transferee shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by all of the applicable terms and provisions of this Agreement. If the Company or MONY Life shall so request, any such successor, assign or transferee shall agree in writing to acquire and hold the Registrable Notes subject to all of the applicable terms hereof.

         (e) Survival. The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any holder of Registrable Notes, any director, officer or partner of such holder, any agent or underwriter or any director, officer or partner thereof, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the

     Registrable Notes pursuant to the Purchase Agreement and the transfer and registration of Registrable Notes by such holder and the consummation of an Exchange Offer.

         (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws rules of such state.

         (g) Headings. The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

         (h) Entire Agreement; Amendments. This Agreement and the other writings referred to herein (including the Indenture and the form of Notes) or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company, MONY Life and the holders of at least a majority in aggregate principal amount of the Registrable Notes at the time outstanding. Each holder of any Registrable Notes at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 9(h), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Registrable Notes or is delivered to such holder.

         (i) Inspection. For so long as this Agreement shall be in effect, this Agreement and a complete list of the names and addresses of all the holders of Registrable Notes shall be made available for inspection and copying on any business day during normal business hours by any holder of Registrable Notes for proper purposes only (which shall include any purpose related to the rights of the holders of Registrable Notes under the Notes, the Indenture and this Agreement) at the offices of the Company at the address thereof set forth in Section 9(c) above and at the office of the Trustee under the Indenture.

         (j) Counterparts. This agreement may be executed by the parties in counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers, the Company and MONY Life. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company and MONY Life for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                      Very truly yours,


                                      MONY Holdings, LLC

                                      By:    /s/ Richard Daddario
                                             ----------------------------------
                                             Name:  Richard Daddario
                                             Title: Chief Financial Officer

                                      MONY Life Insurance Company

                                      By:    /s/ Bart Schwartz
                                             ----------------------------------
                                             Name:  Bart Schwartz
                                             Title: Senior Vice President and
                                                    General Counsel

Accepted as of the date hereof:
Goldman, Sachs & Co.,
Credit Suisse First Boston Corporation,
Advest, Inc.,
Salomon Smith Barney Inc.,
JP Morgan Securities Inc.,
Fleet Securities, Inc.


By:    /s/ Goldman, Sachs & Co.
       -----------------------------------
                      (Goldman, Sachs & Co.)

                                                                       Exhibit A

                               MONY Holdings, LLC

                         INSTRUCTION TO DTC PARTICIPANTS

                                (Date of Mailing)

                     URGENT - IMMEDIATE ATTENTION REQUESTED

                        DEADLINE FOR RESPONSE: [DATE] *


The Depository Trust Company ("DTC") has identified you as a DTC Participant through which beneficial interests in the MONY Holdings, LLC (the "Company") Floating Rate Insured Notes due January 21, 2017 (the "Notes") are held.

The Company is in the process of registering the Notes under the Securities Act of 1933 for resale by the beneficial owners thereof. In order to have their Notes included in the registration statement, beneficial owners must complete and return the enclosed Notice of Registration Statement and Selling Securityholder Questionnaire.

It is important that beneficial owners of the Notes receive a copy of the enclosed materials as soon as possible as their rights to have the Notes included in the registration statement depend upon their returning the Notice and Questionnaire by [Deadline For Response]. Please forward a copy of the enclosed documents to each beneficial owner that holds interests in the Notes through you. If you require more copies of the enclosed materials or have any questions pertaining to this matter, please contact the General Counsel of MONY Life Insurance Company, 1740 Broadway, New York, New York 10019; tel. 212-708-2000.

______________________________
* At least 21 calendar days from date of mailing.

                               MONY Holdings, LLC

                        Notice of Registration Statement

                                       and

                      Selling Securityholder Questionnaire

                                     (Date)

Reference is hereby made to the Exchange and Registration Rights Agreement (the "Exchange and Registration Rights Agreement") between MONY Holdings, LLC (the "Company"), MONY Life Insurance Company and the Purchasers named therein. Pursuant to the Exchange and Registration Rights Agreement, the Company has filed with the United States Securities and Exchange Commission (the "Commission") a registration statement on Form [__] (the "Shelf Registration Statement") for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of the Company's Floating Rate Insured Notes due January 21, 2017 (the "Notes"). A copy of the Exchange and Registration Rights Agreement is attached hereto. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Exchange and Registration Rights Agreement.

Each beneficial owner of Registrable Notes is entitled to have the Registrable Notes beneficially owned by it included in the Shelf Registration Statement. In order to have Registrable Notes included in the Shelf Registration Statement, this Notice of Registration Statement and Selling Securityholder Questionnaire ("Notice and Questionnaire") must be completed, executed and delivered to the Company's counsel at the address set forth herein for receipt ON OR BEFORE [Deadline for Response]. Beneficial owners of Registrable Notes who do not complete, execute and return this Notice and Questionnaire by such date (i) will not be named as selling securityholders in the Shelf Registration Statement and
(ii) may not use the Prospectus forming a part thereof for resales of Registrable Notes.

Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and related Prospectus. Accordingly, holders and beneficial owners of Registrable Notes are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and related Prospectus.

                                    ELECTION

The undersigned holder (the "Selling Securityholder") of Registrable Notes hereby elects to include in the Shelf Registration Statement the Registrable Notes beneficially owned by it and listed below in Item (3). The undersigned, by signing and returning this Notice and Questionnaire, agrees to be bound with respect to such Registrable Notes by the terms and conditions of this Notice and Questionnaire and the Exchange and Registration Rights Agreement, including, without limitation, Section 6 of the Exchange and Registration Rights Agreement, as if the undersigned Selling Securityholder were an original party thereto.

Upon any sale of Registrable Notes pursuant to the Shelf Registration Statement, the Selling Securityholder will be required to deliver to the Company and Trustee the Notice of Transfer set forth in Appendix A to the Prospectus and as Exhibit B to the Exchange and Registration Rights Agreement.

The Selling Securityholder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

                                  QUESTIONNAIRE

(1)  (a)  Full Legal Name of Selling Securityholder:

          ______________________________________________________________________

     (b) Full Legal Name of Registered Holder (if not the same as in (a) above) of Registrable Notes Listed in Item (3) below:

          ______________________________________________________________________

     (c) Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) Through Which Registrable Notes Listed in Item (3) below are Held:

          ______________________________________________________________________

(2)       Address for Notices to Selling Securityholder:

                          _______________________________

                          _______________________________

                          _______________________________

          Telephone:      _______________________________

          Fax:            _______________________________

          Contact Person: _______________________________


(3)       Beneficial Ownership of Notes:

          Except as set forth below in this Item (3), the undersigned does not beneficially own any Notes.

     (a)  Principal amount of Registrable Notes beneficially owned:
          _________________________
          CUSIP No(s). of such Registrable Notes: ______________________________


     (b) Principal amount of Notes other than Registrable Notes beneficially owned: _______________________________________________________________
          CUSIP No(s). of such other Notes: ____________________________________

     (c) Principal amount of Registrable Notes which the undersigned wishes to be included in the Shelf Registration Statement:
          ____________________________________________

          CUSIP No(s). of such Registrable Notes to be included in the Shelf Registration Statement: ______________________________________________


(4)       Beneficial Ownership of Other Securities of the Company:

          Except as set forth below in this Item (4), the undersigned Selling Securityholder is not the beneficial or registered owner of any other securities of the Company, other than the Notes listed above in Item
          (3).

          State any exceptions here:

(5)       Relationships with the Company:

          Except as set forth below, neither the Selling Securityholder nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

          State any exceptions here:



(6)       Plan of Distribution:

          Except as set forth below, the undersigned Selling Securityholder intends to distribute the Registrable Notes listed above in Item (3) only as follows (if at all): Such Registrable Notes may be sold from time to time directly by the undersigned Selling Securityholder or, alternatively, through underwriters, broker-dealers or agents. Such Registrable Notes may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registered Notes may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Notes or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Notes in the course of hedging the positions they assume. The Selling Securityholder may also sell Registrable Notes short and deliver Registrable Notes to close out such short positions, or loan or pledge Registrable Notes to broker-dealers that in turn may sell such securities.

          State any exceptions here:



By signing below, the Selling Securityholder acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M.

In the event that the Selling Securityholder transfers all or any portion of the Registrable Notes listed in Item (3) above after the date on which such information is provided to the Company, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Exchange and Registration Rights Agreement.

By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above and the inclusion of such information in the Shelf Registration Statement and related Prospectus. The Selling Securityholder understands that such information will be relied upon by the Company in connection with the preparation of the Shelf Registration Statement and related Prospectus.

In accordance with the Selling Securityholder's obligation under Section 3(d) of the Exchange and Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the Selling Securityholder agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein which may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains in effect. All notices hereunder and pursuant to the Exchange and Registration Rights Agreement shall be made in writing, by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery as follows:

           (i)  To the Company:


                                             1740 Broadway

                                             New York, NY 10019

                                             Attn: General Counsel of MONY Life

                                                   Insurance Company

           (ii) With a copy to:

                                             Dewey Ballantine LLP

                                             1301 Avenue of the Americas

                                             New York, NY 10019

                                             Attn: Jonathan L. Freedman

Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the Company's counsel, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Company and the Selling Securityholder (with respect to the Registrable Notes beneficially owned by such Selling Securityholder and listed in Item (3) above. This Agreement shall be governed in all respects by the laws of the State of New York without regard to the conflicts of laws rules of such state.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:   ____________________________




           _____________________________________________________________________
           Selling Securityholder
           (Print/type full legal name of beneficial owner of Registrable Notes)



           By: _________________________________________________________________
           Name:
           Title:



PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE FOR RECEIPT ON OR BEFORE [DEADLINE FOR RESPONSE] TO THE COMPANY'S COUNSEL AT:

                                    Dewey Ballantine LLP

                                    1301 Avenue of the Americas

                                    New York, NY 10019

                                    Attn: Jonathan L. Freedman

                                                                       Exhibit B

              NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

Bank One Trust Company, N.A.
153 West 51st Street
New York, NY 10019

Attention: Trust Officer

         Re:    MONY Holdings, LLC (the "Company")
                Floating Rate Insured Notes due January 21, 2017



Dear Sirs:

Please be advised that __________________________________ has transferred
$_______________________________ aggregate principal amount of the above-referenced Notes pursuant to an effective Registration Statement on Form [___] (File No. 333-____) filed by the Company.

We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied and that the above-named beneficial owner of the Notes is named as a "Selling Holder" in the Prospectus dated [date] or in supplements thereto, and that the aggregate principal amount of the Notes transferred are the Notes listed in such Prospectus opposite such owner's name.

Dated:

                                             Very truly yours,

                                                  ______________________________
                                                  (Name)


                                             By:  ______________________________
                                                  (Authorized Signature)

                                       B-1